EXHIBIT 99.1

FOR IMMEDIATE RELEASE:  March 16, 2021

Aspen Group Reports 33% Revenue Growth for the Third Quarter of Fiscal Year 2021

BSN Pre-licensure and USU (primarily MSN-FNP) units deliver 51% of consolidated revenue

BSN Pre-licensure program has launched in three new metros in the past five months

NEW YORK, NY – March 16, 2021 - Aspen Group, Inc. ("Aspen Group" or "AGI") (Nasdaq: ASPU), an education technology holding company, today announced financial results for its 2021 fiscal third quarter ended January 31, 2021.

Third Quarter and Year to Date Fiscal Year 2021 Summary Results

	Three Months Ended		Nine Months Ended
$ in millions, except per share data (rounding differences may occur)	January 31, 2021	January 31, 2020	January 31, 2021	January 31, 2020
Revenue	$16.6	$12.5	$48.8	$35.0
GAAP Gross Profit[1]	$8.7	$7.1	$27.0	$20.5
GAAP Gross Margin (%)[1]	52%	57%	55%	59%
Operating Income (Loss)	($2.8)	($1.7)	($5.9)	($3.7)
Net Income (Loss)	($2.8)	($2.3)	($8.1)	($5.0)
Earnings (Loss) per Share	($0.11)	($0.12)	($0.35)	($0.26)
Adjusted Net Income (Loss)[2]	($2.1)	($0.9)	($3.2)	($2.5)
Adjusted Earnings (Loss) per Share[2]	($0.09)	($0.05)	($0.14)	($0.13)
EBITDA[2]	($2.2)	($1.1)	($4.5)	$(1.6)
Adjusted EBITDA[2]	($0.9)	$0.2	$0.6	$1.5

1 GAAP gross profit calculation includes marketing and promotional costs, instructional costs & services, and amortization expense.

2 See reconciliations of GAAP to Non-GAAP financial measures under "Non-GAAP–Financial Measures" below.

“We delivered strong revenue growth of 33% in the third quarter despite moderate headwinds from COVID-19 combined with traditionally lower seasonality,” said Michael Mathews, Chairman and CEO of AGI. “Our Pre-licensure BSN and USU (primarily MSN-FNP) units are our highest growth and highest LTV businesses and now make up 51% of our consolidated revenue. We launched our BSN Pre-Licensure program in three new metros over the past five months. The start-up costs we face with each new campus including real estate leases, added instructional costs, and new marketing costs impacted our short-term profitability. However, the strong performance of the Phoenix metro BSN Pre-Licensure program, which delivered net income and EBITDA of $1.8 million for a 52% EBITDA margin, helped to offset the new campus start-up operating expenses, and demonstrates the future leverage from this unit.”

Third Quarter Fiscal Year 2021 Financial and Operational Results vs. Third Quarter Fiscal Year 2020:

Third Quarter Bookings1 and Average Revenue Per Enrollment (ARPU)2

	Three Months Ended		Three Months Ended
$ in millions, except ARPU (rounding differences may occur)	January 31, 2021 Enrollments	January 31, 2021 Bookings	January 31, 2020 Enrollments	January 31, 2020 Bookings	Year-over-Year % Change of Total Bookings & ARPU
Aspen University	1,593	$23.5	1,371	$19.9
USU	536	$9.6	375	$6.7
Total	2,129	$33.0	1,746	$26.5	24%
ARPU		$15,513		$15,199	2%

1Bookings are defined by multiplying LTV by new student enrollments for each operating unit.

2Average Revenue Per Enrollment (ARPU) is defined by dividing total Bookings by total new student enrollments for each operating unit.

Higher bookings drove an average revenue per enrollment (ARPU) increase of 2%, reflecting a mix shift towards higher LTV nursing licensure degree programs, partially offset by the planned flattening of first year online pre-requisite student enrollments at the Phoenix BSN pre-licensure campuses.

Revenue increased 33% to $16.6 million for Q3 fiscal 2021 as compared to $12.5 million for Q3 fiscal 2020. USU accounted for 29% and Aspen University's BSN Pre-Licensure program accounted for 22% of overall Company revenues for Q3 fiscal 2021.

Gross profit and gross margin were $8.7 million and 52%, respectively, for Q3 fiscal 2021 versus $7.1 million and 57%, respectively, for Q3 fiscal 2020. For Q3 fiscal 2021, instructional costs were $3.9 million or 24% of consolidated revenue and marketing costs were $3.6 million or 22% of consolidated revenue. For Q3 fiscal 2020, instructional costs were $2.6 million or 21% of consolidated revenue and marketing costs were $2.5 million or 20% of consolidated revenue. The increase in instructional costs as a percent of revenue were primarily due to the hiring of full-time faculty for the Company’s Pre-licensure program at the Phoenix main campus preparing for double cohorts starting in February 2021, as well as new campuses in Tampa, FL and Austin, TX.

For the third quarter of fiscal year 2021, net loss applicable to shareholders was ($2.8 million) or basic net loss per share of ($0.11) versus net loss applicable to shareholders of ($2.3 million) or basic net loss per share of ($0.12) in the prior year period. Aspen University generated $1.4 million of net income for Q3 fiscal 2021, and USU generated $0.3 million of net income in Q3 fiscal 2021. AGI corporate incurred $4.5 million of operating expenses for Q3 fiscal 2021.

Adjusted Net Loss, a non-GAAP financial measure, was ($2.1 million) for the third quarter of fiscal year 2021 as compared to Adjusted Net Loss of ($0.9 million) in the prior year period. Adjusted Loss Per Share, a non-GAAP financial measure, was ($0.09) for the third quarter of fiscal year 2021 as compared to Adjusted Loss per Share of ($0.05) in the prior year period.

EBITDA, a non-GAAP financial measure, was ($2.2 million) or (13%) margin in Q3 fiscal 2021 as compared to an EBITDA of ($1.1 million) or (9%) margin in Q3 fiscal 2020. Adjusted EBITDA, a non-GAAP financial measure, was ($0.9 million) or (5%) margin in Q3 fiscal 2021 as compared to an Adjusted EBITDA of $0.2 million or 2% margin in Q3 fiscal 2020.

	Three Months Ended January 31, 2021
*As a percentage of revenue attributable to each unit	Aspen University	USU	AGI Corporate	Consolidated
GAAP Gross Profit Margin*	54%	53%	NA	52%
Instructional costs and services*	22%	27%	NA	24%
Marketing and promotional costs*	20%	21%	NA	22%
Net income	$1.4	$0.3	($4.5)	($2.8)
EBITDA[1]	$1.9	$0.4	($4.5)	($2.2)
EBITDA margin*	16%	8%	NA	(13%)
Adjusted EBITDA[1]	$2.5	$0.5	($3.8)	($0.9)
Adjusted EBITDA margin*	21%	10%	NA	(5%)

1 See reconciliations of GAAP to Non-GAAP financial measures under "Non-GAAP–Financial Measures" below.

COVID-19 Update and Fourth Quarter Revenue Forecast

In our third fiscal quarter ending January 31, 2021, which has been historically a seasonally slower quarter given it falls during the holiday months of November and December, Aspen University saw approximately 4% less course registrations than seasonally expected in our Aspen Nursing + Other unit (which equates to approximately $110,000 of reduced revenue per month or $330,000 in the quarter relative to the Company’s forecast).

USU’s MSN-FNP program also saw a similar course start decline of approximately 4% in the quarter relative to the Company’s forecast, which equates to approximately $190,000 of reduced revenue for the quarter.

We believe COVID-19 ‘Wave Two’ was the key factor in the lower course starts than forecasted at both universities in the quarter, given that all the states in the country are now affected – not just some of the major metros. Our predominant student demographic of Registered Nurses (as of January 31, 2021, 9,277 of the Company’s 13,407 total active students or 69% are RNs) has been especially overwhelmed over the past several months, so this is not unexpected.

The status and/or reasons identified by our predominantly RN student body who constitute the lower course starts over the past several months fall into four categories: 1) rescheduling of upcoming course registrations to a later date, 2) requests for temporary leave of absence, 3) requests to delay placement into preferred clinical location timed with the facility accepting new in-person students again, and 4) course or program withdrawal requests due to family emergencies, pressures at work/emotional distress and lack of time.

The Company expects the COVID ‘Wave Two’ effect to continue throughout the current fourth fiscal quarter, as we are forecasting approximately 4.5% less course registrations than seasonally expected in our Aspen Nursing + Other unit and USU’s MSN-FNP program. Consequently, in our current fourth fiscal quarter ending April 30, 2021, we are expecting year-over-year revenue growth in the range of 31% - 33% ($18.4 - $18.7 million), versus the Company’s previous forecast of 36% growth or $19.1 million.

Liquidity

At January 31, 2021, the Company reported cash and cash equivalents of $10.0 million and restricted cash of $3.4 million. The Company used cash of ($3.2 million) in operations in the third quarter of fiscal year 2021, as compared to using ($1.8 million) in same period last year. For the nine month period of fiscal year 2021, cash used from operations is $5.3 million or an average of $1.8 million per quarter.

Conference Call:

Aspen Group will host a conference call to discuss its third quarter fiscal year 2021 financial results and business outlook on Tuesday, March 16, 2021, at 4:30 p.m. (ET). Aspen Group will issue a press release reporting results after the market closes on that day. The conference call can be accessed by dialing toll-free (844) 452-6823 (U.S.) or (731) 256-5216 (international), passcode 9391007. Subsequent to the call, a transcript of the audiocast will be available from the Company’s website at ir.aspen.edu. There will also be a seven day dial-in replay which can be accessed by dialing toll-free (855) 859-2056 or (404) 537-3406 (international), passcode 9391007.

Non-GAAP – Financial Measures:

This press release includes both financial measures in accordance with Generally Accepted Accounting Principles, or GAAP, as well as non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position or cash flows that either excludes or includes amounts that are not normally included or excluded in the most directly comparable measure calculated and presented in accordance with GAAP. Non-GAAP financial measures should be viewed as supplemental to, and should not be considered as alternatives to net income (loss), operating income (loss), and cash flow from operating activities, liquidity or any other financial measures. They may not be indicative of the historical operating results of AGI nor are they intended to be predictive of potential future results. Investors should not consider non-GAAP financial measures in isolation or as substitutes for performance measures calculated in accordance with GAAP.

Our management uses and relies on Adjusted Net Income (Loss), Adjusted Earnings (Loss) Per Share, EBITDA and Adjusted EBITDA, EBITDA margin and Adjusted EBITDA margin, which are non-GAAP financial measures. We believe that management, analysts and shareholders benefit from referring to the following non-GAAP financial measures to evaluate and assess our core operating results from period-to-period after removing the impact of items that affect comparability. Our management recognizes that the non-GAAP financial measures have inherent limitations because of the excluded items described below.

We have included a reconciliation of our non-GAAP financial measures to the most comparable financial measures calculated in accordance with GAAP. We believe that providing the non-GAAP financial measures, together with the reconciliation to GAAP, helps investors make comparisons between AGI and other companies. In making any comparisons to other companies, investors need to be aware that companies use different non-GAAP measures to evaluate their financial performance.

Investors should pay close attention to the specific definition being used and to the reconciliation between such measure and the corresponding GAAP measure provided by each Company under applicable SEC rules.

AGI defines Adjusted Net Income (Loss) as net earnings (loss) from operations adding back non-recurring charges and stock-based compensation expense as reflected in the table below.  Nine months fiscal 2021 includes – non-cash stock-based compensation expense of $1.2 million related to the accelerated amortization expense for the price vesting of Executive RSUs and non-recurring charges includes a $1.4 million interest expense charge related to the conversion of $10 million Convertible Notes and $0.1 million of interest expense which arose from the acceleration of amortization arising from the exercise of warrants issued to a lender. The following table presents a reconciliation of net loss and earnings (loss) per share to Adjusted Net Income (Loss) and Adjusted Earnings (Loss) Per Share:

	Three Months Ended January 31,		Nine Months Ended January 31,
	2021	2020	2021	2020
Earnings (loss) per share	$(0.11)	$(0.12)	$(0.35)	$(0.26)
Weighted average number of common stock outstanding*	24,544,334	19,420,987	23,354,036	19,046,558
Net loss	$(2,815,266)	$(2,281,052)	$(8,128,987)	$(4,994,502)
Add back:
Stock-based compensation	701,170	347,210	3,019,828	1,341,245
Non-recurring charges	—	1,010,123	1,906,203	1,143,072
Adjusted Net (Loss)	$(2,114,096)	$(923,719)	$(3,202,956)	$(2,510,185)

Adjusted (Loss) per Share	$(0.09)	$(0.05)	$(0.14)	$(0.13)

*Same share count used for GAAP and non-GAAP financial measures.

AGI defines Adjusted EBITDA as EBITDA excluding: (1) bad debt expense; (2) stock-based compensation; and (3) non-recurring charges such as stock based compensation and other items. Included in nine months fiscal 2021 is –non-cash stock-based compensation expense of $1.2 million related to the accelerated amortization expense for the price vesting of the Executive RSUs. The above items are excluded from our Adjusted EBITDA measure because these items are non-cash in nature. Adjusted EBITDA is an important measure of our operating performance because it allows management, analysts and investors to evaluate and assess our core operating results from period-to-period after removing the impact of items that affect comparability.

The following table presents a reconciliation of consolidated net loss to EBITDA and Adjusted EBITDA:

	Three Months Ended January 31,		Nine Months Ended January 31,
	2021	2020	2021	2020
Net loss	$(2,815,266)	$(2,281,052)	$(8,128,987)	$(4,994,502)
Interest expense, net	33,436	570,020	2,018,176	1,416,784
Taxes	10,460	98,173	45,090	243,035
Depreciation and amortization	535,273	475,393	1,552,254	1,710,192
EBITDA	(2,236,097)	(1,137,466)	(4,513,467)	(1,624,491)
Bad debt expense	670,000	2,547	1,702,000	651,205
Stock-based compensation	701,170	347,210	3,019,828	1,341,245
Non-recurring charges	—	1,010,123	419,437	1,143,072
Adjusted EBITDA	$(864,927)	$222,414	$627,798	$1,511,031

The following table presents a reconciliation of net income (loss) to EBITDA and Adjusted EBITDA by business unit:

	Three Months Ended January 31, 2021
	Consolidated	AGI Corporate	Aspen BSN Pre-Licensure		AU Online	AU Total	USU
Net income (loss)	$(2,815,266)	$(4,537,882)	$989,100	[1]	$386,259	$1,375,359	$347,257
Interest expense, net	33,436	33,516	—		—	—	(80)
Taxes	10,460	3,600	—		6,800	6,800	60
Depreciation and amortization	535,273	15,540	25,000		467,303	492,303	27,430
EBITDA	(2,236,097)	(4,485,226)	1,014,100	[1]	860,362	1,874,462	374,667
Bad debt expense	670,000	—	—		610,000	610,000	60,000
Stock-based compensation	701,170	692,244	—		(12,468)	(12,468)	21,394
Adjusted EBITDA	$(864,927)	$(3,792,982)	$1,014,100	[1]	$1,457,894	$2,471,994	$456,061

1Aspen’s BSN Pre-Licensure program accounted for net income of $1.0 million (which includes $1.8 million of net income from the Phoenix metro, offset by the net loss of ($0.8) million in the Austin and Tampa metros) of the $1.4 million generated at Aspen University. Aspen’s BSN Pre-Licensure program accounted for EBITDA of $1.0 million of the $1.9 million EBITDA generated at Aspen University, operating at an EBITDA margin of 28% - the highest margin unit of the Company. Reconciliation from net income to EBITDA and Adjusted EBITDA for the Aspen BSN Pre-Licensure program delivers the same result, as there were no material interest, taxes, depreciation and amortization expenses incurred in this unit.

Definitions

Bookings – is defined by multiplying LTV by new student enrollments for each operating unit.

Lifetime Value ("LTV") – is calculated as the weighted average total amount of tuition and fees paid by every new student that enrolls in the Company's universities, after giving effect to attrition.

Average Revenue per Enrollment ("ARPU") – is defined by dividing total bookings by total new student enrollments for each operating unit.

Marketing Efficiency Ratio ("MER") – is defined as revenue per enrollment divided by cost per enrollment.

EBITDA Margin – is defined as EBITDA divided by revenues. We believe EBITDA margin is useful for management, analysts and investors as this measure allows a more meaningful comparison between our performance and that of our competitors. EBITDA margin has certain limitations in that it does not take into account the impact to our consolidated statement of operations of certain expenses.

Adjusted EBITDA Margin – is defined as Adjusted EBITDA divided by revenues. We believe Adjusted EBITDA margin is useful for management, analysts and investors as this measure allows a more meaningful comparison between our performance and that of our competitors. Adjusted EBITDA margin has certain limitations in that it does not take into account the impact to our consolidated statement of operations of certain expenses.

NM – Not meaningful.

Subsequent to the call, a transcript of the audiocast will be available from the Company's website at ir.aspen.edu.

For additional information on the financial statements and performance, please refer to the Aspen Group, Inc. Form 10-Q for the third quarter of fiscal year 2021 and Q3 2021 Financial Results Presentation published on our website.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including our expectations regarding the future success of the BSN Pre-Licensure program, our estimates as to Lifetime Value, the expected future impact of bookings, and ARPU, and the course registrations forecast and revenue growth projections, as adjusted to reflect the anticipated impact of the COVID-19 ‘Wave Two’. The words "believe," "may," "estimate," "continue," "anticipate," "intend," "should," "plan," "could," "target," "potential," "is likely," "will," "expect" and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Important factors that could cause actual results to differ from those in the forward-looking statements include the continued demand for nurses, student attrition, national and local economic factors including the substantial impact of the COVID-19 pandemic on our Aspen nursing programs (other than the pre-licensure program), the delays, side effects or other issues occurring in the manufacturing, delivering and administering the vaccines, the competitive impact from the trend of major non-profit and for-profit universities marketing online family nurse practitioner programs, consolidation among our competitors, the continued effectiveness of our marketing efforts, the effectiveness of our collection efforts and process improvements, unfavorable regulatory changes, including at the state level, and our ability to continue obtaining enrollments at low acquisition costs and keeping teaching costs down. Other risks are included in our filings with the SEC including our Form 10-K for the year ended April 30, 2020, and the prospectus supplement dated August 31, 2020. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

About Aspen Group, Inc.:

Aspen Group, Inc. is an education technology holding company that leverages its infrastructure and expertise to allow its two universities, Aspen University and United States University, to deliver on the vision of making college affordable again.

Investor Relations Contact:

Kim Rogers
Managing Director
Hayden IR
385-831-7337
Kim@HaydenIR.com

ASPEN GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	January 31, 2021	April 30, 2020
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$9,987,382	$14,350,554
Restricted cash	3,395,068	3,556,211
Accounts receivable, net of allowance of $2,924,887 and $1,758,920, respectively	15,832,552	14,326,791
Prepaid expenses	1,209,197	941,671
Other receivables	—	23,097
Other current assets	1,378,173	173,090
Total current assets	31,802,372	33,371,414

Property and equipment:
Computer equipment and hardware	799,826	649,927
Furniture and fixtures	1,013,103	1,007,099
Leasehold improvements	920,736	867,024
Instructional equipment	315,993	301,842
Software	7,944,693	6,162,770
Construction in progress	907,780	—
	11,902,131	8,988,662
Less accumulated depreciation and amortization	(4,355,308)	(2,841,019)
Total property and equipment, net	7,546,823	6,147,643
Goodwill	5,011,432	5,011,432
Intangible assets, net	7,900,000	7,900,000
Courseware, net	110,069	111,457
Accounts receivable, net of allowance of $625,963 and $625,963, respectively	45,329	45,329
Long term contractual accounts receivable	9,986,613	6,701,136
Debt issue cost, net	26,389	182,418
Operating lease right of use assets, net	11,114,766	6,412,851
Deposits and other assets	500,470	355,831
Total assets	$74,044,263	$66,239,511

(Continued)

ASPEN GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (CONTINUED)

	January 31, 2021	April 30, 2020
	(Unaudited)
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,155,977	$1,505,859
Accrued expenses	2,293,515	537,413
Deferred revenue	5,600,371	3,712,994
Due to students	2,243,690	2,371,844
Operating lease obligations, current portion	2,102,209	1,683,252
Other current liabilities	307,677	545,711
Total current liabilities	13,703,439	10,357,073

Convertible notes, net of discount of $0 and $1,550,854, respectively	—	8,449,146
Operating lease obligations, less current portion	9,968,293	5,685,335
Total liabilities	23,671,732	24,491,554

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value; 1,000,000 shares authorized,
0 issued and 0 outstanding at January 31, 2021 and April 30, 2020	—	—
Common stock, $0.001 par value; 40,000,000 shares authorized,
24,939,673 issued and 24,784,187 outstanding at January 31, 2021
21,770,520 issued and 21,753,853 outstanding at April 30, 2020	24,940	21,771
Additional paid-in capital	108,003,022	89,505,216
Treasury stock (155,486 and 16,667 shares at January 31, 2021 and April 30, 2020, respectively)	(1,817,414)	(70,000)
Accumulated deficit	(55,838,017)	(47,709,030)
Total stockholders’ equity	50,372,531	41,747,957
Total liabilities and stockholders’ equity	$74,044,263	$66,239,511

ASPEN GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended January 31,		Nine Months Ended January 31,
	2021	2020	2021	2020
Revenues	$16,624,837	$12,537,940	$48,761,444	$34,981,887

Operating expenses:
Cost of revenues (exclusive of depreciation and amortization shown separately below)	7,559,951	5,163,007	20,732,254	13,704,121
General and administrative	10,644,438	8,625,041	30,723,349	22,613,242
Bad debt expense	670,000	2,547	1,702,000	651,205
Depreciation and amortization	535,273	475,393	1,552,254	1,710,192
Total operating expenses	19,409,662	14,265,988	54,709,857	38,678,760

Operating loss	(2,784,825)	(1,728,048)	(5,948,413)	(3,696,873)

Other income (expense):
Interest expense	(33,539)	(571,958)	(2,018,664)	(1,424,607)
Other income (expense), net	13,558	34,117	(116,820)	189,486
Total other expense, net	(19,981)	(537,841)	(2,135,484)	(1,235,121)

Loss before income taxes	(2,804,806)	(2,265,889)	(8,083,897)	(4,931,994)

Income tax expense	10,460	15,163	45,090	62,508

Net loss	$(2,815,266)	$(2,281,052)	$(8,128,987)	$(4,994,502)

Net loss per share - basic and diluted	$(0.11)	$(0.12)	$(0.35)	$(0.26)

Weighted average number of common stock outstanding - basic and diluted	24,544,334	19,420,987	23,354,036	19,046,558

ASPEN GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

Three Months Ended January 31, 2021 and 2020

(Unaudited)

	Common Stock		Additional Paid-In Capital	Treasury Stock	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount
Balance at October 31, 2020	24,416,539	$24,417	$105,092,551	$—	$(53,022,751)	$52,094,217
Stock-based compensation	—	—	701,170	—	—	701,170
Common stock issued for stock options exercised for cash	447,134	447	2,180,352	(1,817,414)	—	363,385
Common stock issued for vested restricted stock units	74,000	74	(74)	—	—	—
Common stock issued for services	2,000	2	19,898	—	—	19,900
Amortization of warrant based cost	—	—	9,125	—	—	9,125
Net loss	—	—	—	—	(2,815,266)	(2,815,266)
Balance at January 31, 2021	24,939,673	$24,940	$108,003,022	$(1,817,414)	$(55,838,017)	$50,372,531

	Common Stock		Additional Paid-In Capital	Treasury Stock	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount
Balance at October 31, 2019	19,142,316	$19,142	$69,781,363	$(70,000)	$(44,763,415)	$24,967,090
Stock-based compensation	—	—	737,820	—	—	737,820
Common stock issued for cashless stock options exercised	8,352	9	(9)	—	—	—
Common stock issued for stock options exercised for cash	121,407	121	530,547	—	—	530,668
Amortization of warrant based cost	—	—	9,125	—	—	9,125
Amortization of restricted stock issued for services	—	—	24,398	—	—	24,398
Restricted stock issued for services, subject to vesting	40,000	40	(40)	—	—	—
Common stock issued for equity raise, net of underwriter costs of $1,222,371	2,415,000	2,415	16,042,464	—	—	16,044,879
Other offering costs	—	—	(51,282)	—	—	(51,282)
Beneficial conversion feature on convertible debt	—	—	1,692,309	—	—	1,692,309
Common stock short swing reclamation	—	—	5,433	—	—	5,433
Net loss	—	—	—	—	(2,281,052)	(2,281,052)
Balance at January 31, 2020	21,727,075	$21,727	$88,772,128	$(70,000)	$(47,044,467)	$41,679,388

ASPEN GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (CONTINUED)

Nine months ended January 31, 2021 and 2020

(Unaudited)

	Common Stock		Additional Paid-In Capital	Treasury Stock	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount
Balance at April 30, 2020	21,770,520	$21,771	$89,505,216	$(70,000)	$(47,709,030)	$41,747,957
Stock-based compensation	—	—	3,019,828	—	—	3,019,828
Common stock issued for stock options exercised for cash	1,364,721	1,365	4,394,749	(1,817,414)	—	2,578,700
Common stock issued for cashless stock options exercised	22,339	22	(22)	—	—	—
Common stock issued for conversion of Convertible Notes	1,398,602	1,399	9,998,601	—	—	10,000,000
Common stock issued for vested restricted stock units	206,109	206	(206)	—	—	—
Common stock issued for warrants exercised for cash	192,049	192	1,081,600	—	—	1,081,792
Common stock issued for services	2,000	2	19,898	—	—	19,900
Modification charge for warrants exercised	—	—	25,966	—	—	25,966
Amortization of warrant based cost	—	—	27,375	—	—	27,375
Cancellation of treasury stock	(16,667)	(17)	(69,983)	70,000	—	—
Net loss	—	—	—	—	(8,128,987)	(8,128,987)
Balance January 31, 2021	24,939,673	$24,940	$108,003,022	$(1,817,414)	$(55,838,017)	$50,372,531

	Common Stock		Additional Paid-In Capital	Treasury Stock	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount
Balance at April 30, 2019	18,665,551	$18,666	$68,562,727	$(70,000)	$(42,049,965)	$26,461,428
Stock-based compensation	—	—	1,627,304	—	—	1,627,304
Common stock issued for cashless stock options exercised	190,559	191	(191)	—	—	—
Common stock issued for stock options exercised for cash	234,233	234	768,147	—	—	768,381
Common stock issued for cashless warrant exercise	76,929	77	(77)	—	—	—
Amortization of warrant based cost	—	—	27,690	—	—	27,690
Amortization of restricted stock issued for services	—	—	97,748	—	—	97,748
Restricted stock issued for services, subject to vesting	144,803	144	(144)	—	—	—
Common stock issued for equity raise, net of underwriter costs of $1,222,371	2,415,000	2,415	16,042,464	—	—	16,044,879
Other offerings costs	—	—	(51,282)	—	—	(51,282)
Beneficial conversion feature on convertible debt	—	—	1,692,309	—	—	1,692,309
Common stock short swing reclamation	—	—	5,433	—	—	5,433
Net loss	—	—	—	—	(4,994,502)	(4,994,502)
Balance at January 31, 2020	21,727,075	$21,727	$88,772,128	$(70,000)	$(47,044,467)	$41,679,388

ASPEN GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Months Ended January 31,
	2021	2020
Cash flows from operating activities:
Net loss	$(8,128,987)	$(4,994,502)
Adjustments to reconcile net loss to net cash used in operating activities:
Bad debt expense	1,702,000	651,205
Depreciation and amortization	1,552,254	1,710,192
Stock-based compensation	3,019,828	1,782,472
Amortization of warrant based cost	27,375	27,690
Loss on asset disposition	—	3,918
Amortization of debt discounts	1,550,854	182,218
Amortization of debt issue costs	156,029	88,825
Modification charge for warrants exercised	25,966	—
Common stock issued for services	19,900	97,748
Changes in operating assets and liabilities:
Accounts receivable	(6,493,238)	(7,104,911)
Prepaid expenses	(267,526)	(567,192)
Other receivables	23,097	395
Other current assets	(1,205,083)	(173,090)
Deposits and other assets	(185,599)	280,091
Accounts payable	(349,882)	(908,083)
Accrued expenses	1,756,102	426,567
Deferred rent	—	(17,805)
Due to students	(128,154)	1,137,244
Deferred revenue	1,887,377	3,237,878
Other current liabilities	(238,032)	313,875
Net cash used in operating activities	(5,275,719)	(3,825,265)
Cash flows from investing activities:
Purchases of courseware and accreditation	(31,330)	(11,001)
Purchases of property and equipment	(2,877,758)	(1,929,878)
Net cash used in investing activities	(2,909,088)	(1,940,879)
Cash flows from financing activities:
Proceeds from warrants exercised	1,081,792	—
Proceeds from stock options exercised	2,578,700	768,381
Proceeds from sale of common stock net of underwriter costs	—	16,044,879
Disbursements for equity offering costs	—	(51,282)
Common stock short swing reclamation	—	5,433
Net cash provided by financing activities	3,660,492	16,767,411

(Continued)

ASPEN GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

(Unaudited)

	Nine Months Ended January 31,
	2021	2020
Net (decrease) increase in cash, cash equivalents and restricted cash	$(4,524,315)	$11,001,267
Cash, cash equivalents and restricted cash at beginning of period	17,906,765	9,967,752
Cash, cash equivalents and restricted cash at end of period	$13,382,450	$20,969,019

Supplemental disclosure cash flow information
Cash paid for interest	$310,958	$979,792
Cash paid for income taxes	$49,008	$110,307

Supplemental disclosure of non-cash investing and financing activities
Common stock issued for conversion of Convertible Notes	$10,000,000	$—
Right-of-use lease asset offset against operating lease obligations	$3,914,640	$7,693,268
Common stock issued for services	$—	$178,447
Beneficial conversion feature on convertible debt	$—	$1,692,309

The following table provides a reconciliation of cash and cash equivalents and restricted cash reported within the accompanying consolidated balance sheet to the total amounts shown in the accompanying unaudited consolidated statements of cash flows:

	January 31, 2021	January 31, 2020

Cash and cash equivalents	$9,987,382	$20,512,808
Restricted cash	3,395,068	456,211
Total cash, cash equivalents and restricted cash	$13,382,450	$20,969,019